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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-91676, 333-02966, 333-39229, 333-39601,
333-40584, 333-43347, 333-43349, 333-43351, 333-65185, 333-76068, 333-81683, and
333-112884) and on Form S-3 (File Nos. 333-110507) of The BISYS Group, Inc. of our report dated July 29, 2003, except for Notes 17 and 18 as to which the date is July 30, 2004, relating to the financial statements, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
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New York, New York
August 9, 2004